                                                                      EXHIBIT 15

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in Registration Statements on
Forms S-8, No. 333-121901, No. 333-12064, 333-88172, 333-112755, and 333-149657
and on Forms F-3 No. 333-104147,333-145431 and No. 333-13806 of our report dated
March 31, 2008, appearing in this Annual Report on Form 20-F of Metalink Ltd.
for the year ended December 31, 2007.

By: /s/ Brightman Almagor & CO.
-----------------------------------
BRIGHTMAN ALMAGOR & CO
Certified Public Accountants (Israel)
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
June 29, 2008